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                                                                    Exhibit 23.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   Global Energy Group, Inc.
      Form 10-KSB

Gentlemen:

As independent auditors, we hereby consent to the incorporation of our report and to all references to our firm included in or made a part of the Global Energy Group, Inc.'s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.

Very truly yours,


/s/ Baumann, Raymondo & Company, P.A.

Baumann, Raymondo & Company, P.A.
Certified Public Accountants
Tampa, Florida
April 14, 2004